Exhibit 10.8

STORE CAPITAL CORPORATION
2012 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is effective        , 2014 by and between STORE Capital Corporation, a Maryland corporation (the “Company”) and                 (the “Participant” or “you”).

WHEREAS, the Company sponsors and maintains the STORE Capital Corporation 2012 Long-Term Incentive Plan (the “Plan”);

WHEREAS, the Participant, as an Eligible Person, has been selected to receive a grant of Restricted Stock under the Plan upon the date (the “Grant Date”) on which an initial public offering of the Company’s common stock pursuant to an effective registration statement occurs (the “IPO”); and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

NOW, THEREFORE, the Company and the Participant hereby agree as follows:

Section 1.  General.  This Agreement and the Restricted Stock granted hereunder are subject in all respects to the terms and conditions of the Plan.  Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan.

Section 2.  Grant of Restricted Stock.  The Company hereby awards to the Participant, as of the Grant Date,              shares of Restricted Stock corresponding to shares of the Company common stock, $0.01 par value (the “Restricted Shares”).

Section 3.  Vesting.  The Restricted Shares awards shall vest on the earlier of (i) the anniversary of the Grant Date and (ii) the date on which your first term as a director ends.  All Restricted Shares shall vest immediately upon the Participant’s death or Disability.  If your service is terminated prior to the vesting date of your Restricted Shares other than by reason of your death or Disability, your Restricted Shares shall be forfeited in accordance with the Plan.

Section 4.  Taxes Generally.  Based on current tax laws, you will not be taxed on your Restricted Shares until they vest.  At the time of vesting, you will be taxed on the Fair Market Value of the vested Restricted Shares unless you have an 83(b) election, as described below.  The Fair Market Value will be based on the Company’s board of director’s (the “Board”) good faith determination which shall include consideration of the most recent equity transaction of the Company or its parent or such other reasonable valuation method as determined by the Board or as provided in the Plan.

Participant acknowledges and accepts that the award of Restricted Shares grants hereunder may result in application of other taxes.  Participant understands he or she should seek tax advice regarding this award and any shares issuable hereunder.

Section 5.  Section 83(b) Election.  You may make an election under Section 83(b) of the Internal Revenue Code (the “Code”) to include in your gross income in the year of this Award the amount specified in Section 83(b) of the Code.  If you make such an election, you must notify the Company in writing within 10 days after filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.

Subject to your obligation to remit an amount sufficient to satisfy all Restricted Withholding if you make an election under Section 83(b) of the Code, you hereby acknowledge and agree that you are responsible for determining your tax obligations as a result of the transactions contemplated by this Agreement.

Section 6.  Issuance of Shares and Taxes.  The Restricted Shares will be issued and held in escrow by the Secretary of the Company until such time as the Restricted Shares vest or are forfeited.  Upon the vesting of such Restricted Shares and the satisfaction of the other terms and conditions of this Agreement, the Company will issue unrestricted shares to Participant.  As the Participant, you shall be liable for any and all taxes arising from the vesting of Restricted Stock.

Section 7.  Rights While Shares Are Restricted.  While your Restricted Shares remain restricted, you will be entitled to any dividends or dividend requirements paid on the Restricted Shares and any voting rights.

Section 8.  Non-Transferability of Restricted Stock Grants.  Until the date your Restricted Shares become vested, you may not assign or otherwise transfer the Restricted Shares except as provided in the Plan.  Once your Restricted Shares vest, you may not be able to immediately sell your shares.  Any inability to sell or transfer the Restricted Shares will not relieve you of the obligation to pay any required taxes at the time of vesting (see discussion above under Section 4, 5 and 6 above).

Section 9.  Miscellaneous Provisions.

(a)                                 No Retention Rights.  Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause.

(b)                                 Antidilution.  In the event that any change in the outstanding shares of Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate changes, other than for consideration received by the Company therefore, the number of shares of stock granted hereunder shall be appropriately adjusted by the Board in its sole and absolute discretion, whose determination shall be conclusive, final and binding; provided, however that fractional shares shall be rounded to the nearest whole share.  In the event of any other change in the Common Stock, the Board shall in its reasonable discretion determine whether such change equitably requires a change in the number or type of shares of stock granted hereunder and any adjustment made by the Board shall be conclusive, final and binding.

(c)                                  Plan.  The provisions of the Plan are incorporated by reference into these terms and conditions.  To the extent any provision of this Agreement conflicts with the Plan, the terms of the Agreement shall govern.  Participant acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the Plan and is familiar with the terms and provisions thereof.  Participant hereby accepts this Agreement and the terms of the Plan.

(d)                                 Notices.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier.  Notice shall be addressed to the Company at its principal executive office and to the Participant at the address most recently provided by the Participant to the Company.

(e)                                  Entire Agreement; Amendments.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.  This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.  The Board shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan; provided, however, that no modification or amendment may adversely affect a Participant with respect to Grants previously made without the written consent of the Participant holding such Grant, unless such amendments are required in connection with compliance with applicable laws (including Code Section 409A).  The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect.  All action by the Board under the provisions of this paragraph shall be final, conclusive and binding for all purposes.

(f)                                   Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

(g)                                  Successors.  This Agreement is personal to the Participant and, except as otherwise provided above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company.  This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors.  It shall not be assignable by the Company except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.

(h)                                 Severability.  If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

(i)                                     Headings.  The headings and captions in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

This Agreement is executed by the Company and the Participant as of the date and year first written above.

STORE CAPITAL CORPORATION, a Maryland corporation

By:
Name:
Title:

PARTICIPANT

Signature of Recipient

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Date